                                              EXHIBIT 99.1 -- WFS Financial
                                              News Release of February 21, 2003



                                                               February 21, 2002


                                                                      Lisa Capps
                                                              Investor Relations
                                                                   WFS Financial
                                                           Phone: (949) 727-1002
                                      Email: Investor_Relations@WFSFinancial.com


WFS FINANCIAL ANNOUNCES APPOINTMENT OF NEW DIRECTOR

Irvine, CA: WFS Financial Inc (Nasdaq:WFSI), announced that Fredricka Taubitz has joined its Board of Directors as of January 9, 2003.

Since 1997, Ms. Taubitz has been an audit committee consultant, serving as an ex officio member of the Business, Finance, Audit and Technology Committee of the Los Angeles Unified School District Board. She served as Chief Financial Officer and Executive Vice President of Zenith National Insurance Corporation, a national property, casualty and life insurance holding company, from 1985 to 2000.

WFS is one of the nation's largest independent automobile finance companies. WFS specializes in originating, securitizing, and servicing new and pre-owned prime and non-prime credit quality automobile contracts through its nationwide relationships with automobile dealers. Information about WFS can be found at its Web site at http://www.wfsfinancial.com.